                       ADVERTISING AND PROMOTION AGREEMENT

         This Advertising and Promotion Agreement (this "AGREEMENT") is entered into as of April 6, 2000 (the "EFFECTIVE DATE") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("YAHOO") and iPrint.com, Inc., a Delaware corporation with offices at 1450 Oddstad Dr., Redwood City, California 94063 ("iPrint").

         In consideration of the mutual promises contained in this Agreement, Yahoo and iPrint hereby agree as follows:

1.       DEFINITIONS.

         "AFFILIATE" shall mean any company or any other entity world-wide in which Yahoo owns at least a /***/ percent ownership, equity, or financial interest, including, without limitation, corporations, partnerships, joint ventures, and limited liability companies.

         "FTC ORDER" shall mean that certain "Decision and Consent Order" issued by the U.S. Federal Trade Commission on February 5, 1999 against GeoCities, Inc., a California corporation acquired by Yahoo, attached hereto as EXHIBIT A and any and all subsequent or related official materials, regulations, laws judgements or orders.

         "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

         "INTERNET" shall mean the collection of computer networks commonly known as the Internet, and shall include, without limitation, the World Wide Web.

         "iPRINT BRAND FEATURES" means trademarks, service marks, logos, links and other distinctive brand features of iPrint.

         "iPRINT BRAND REFERENCE" shall mean an advertising promotion that: (a) contains an iPrint logo, (b) has dimensions no larger than /***/ pixels wide by /***/ pixels high, (c) does not have any animation, (d) has a file size no greater than /***/k, and (e) permits the User to navigate directly to the iPrint Yahoo Site. The iPrint Brand Reference shall be substantially similar to EXHIBIT B.

         "iPRINT COMPETITORS" shall mean those third party online retailers of printing, copying, embroidery and engraving services listed on EXHIBIT C; provided that, any such entity shall not be considered to be an iPrint Competitor with respect to the promotion of products other than online printing, copying, embroidery and engraving services (e.g., Staples shall not be considered an iPrint Competitor in connection with its promotion or sale of retail office supplies). iPrint may amend the list of iPrint Competitors on Exhibit C /***/ with the written consent of Yahoo, not to be unreasonably withheld; provided that, Yahoo may honor any agreements with newly designated iPrint Competitors entered into prior to such designation.

         "iPRINT CONTENT" means any articles or other information related to printing services and issues provided by iPrint to Yahoo.

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         "iPRINT BUSINESS CARD DESIGN STUDIO PAGES" shall mean those Pages within the iPrint Yahoo Site (a) dedicated to the design and purchase of the free business cards, (b) allows for the User's email address, as transmitted by Yahoo to the iPrint Yahoo Site, to appear in the free business card, and (c) permit the design and ordering process of the free business cards by the User to be completed in no more than a total of /***/ separate Pages (excluding changes to business card layout or design, and the design and purchase of additional iPrint products or services by the User).

         "iPRINT EMAIL" means an e-mail message with an offer to Yahoo Delivers Members that: (a) is in HTML format (or text format if sent to email addresses outside of the Yahoo Mail service), (b) has a file size no greater than /***/K,
(c) has a width not to exceed /***/ pixels, (d) does not have "looped" animation, (e) does not have any animation longer than /***/, (f) does not contain Java, JavaScript, frames, ActiveX, dynamic HTML, (g) is free from errors and passes the "weblint validation checker" (or similar tool utilized by Yahoo),
(h) has a subject line of less than /***/ characters (including spaces), (i) addresses Users as Yahoo! Delivers Members (e.g. An exclusive offer for Yahoo! Delivers Members.), and (j) contains mutually agreeable text in the subject line, which will include the words "Yahoo! Delivers" and "iPrint.com"

         "iPRINT FREE BUSINESS CARD MODULE" shall mean a module that (a) has overall dimensions no larger than /***/ pixels wide by /***/ pixels high and no smaller than /***/ pixels wide by /***/ pixels high, (b) does not contain animation, (c) has a total file size no larger than /***/k, (d) has a subject line stating "Free Business Cards!" or such other text as may be agreed to by the parties, (e) contains an iPrint logo which is preceded by the text "powered by" or such other text as is agreed upon by the parties, (f) contains text and HTML graphics related to the free business card opportunity, (g) contains a HTML representation of a sample business card which depicts the User's name and email address in a legible fashion, and (h) includes a URL to display the Jump Page in a new browser window with dimensions no larger than /***/ pixels wide by /***/ pixels high. The iPrint Free Business Card Module shall be substantially similar to the example set forth in EXHIBIT D. Yahoo shall create and host the iPrint Free Business Card Module and the technology to transmit the User's email address to iPrint.

         "iPRINT FREE BUSINESS CARD PROMOTION" shall mean a promotional set of free business cards offered to Yahoo Users. These business cards will be printed on economy paper with black ink only and no graphics, and will contain the User's email address as transmitted by Yahoo. Yahoo Users must agree to pay for shipping and may be required to complete a short iPrint survey, substantially similar to the survey other iPrint promotional customers are required to complete. The business cards will be designed online and shipped directly to the user. This offer will be valid for the Term of this Agreement. The iPrint Free Business Card Promotion shall be offered to first time customers of iPrint only and are limited to one set of business cards per person, residence, address, phone number or business/organization. iPrint will set up and host the Web site that allows customers to design and order the free promotional product.

         "iPRINT LINK" shall mean any Link to the iPrint Yahoo Site placed by Yahoo under this Agreement, including, without limitation, the iPrint Brand Reference, the iPrint Free Business Card Module, the Jump Page, the iPrint Printing Center Links, or the iPrint Content.

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         "iPRINT PRINTING CENTER LINKS" shall mean a text link that (a) identifies a product or service being sold or promoted online on the iPrint Yahoo Site and which is set forth in EXHIBIT M or as otherwise may be agreed between the parties, and (b) as set forth in EXHIBIT M, permits the User to navigate to a Page on the iPrint Yahoo Site where such product or service is being promoted and offered for sale. Each text link may, in Yahoo's sole discretion, be followed by text describing the products or services. The iPrint Printing Center Links shall be substantially similar to the example set forth in EXHIBIT E.

         "iPRINT SERVICES" shall mean the services and products offered by iPrint on the iPrint Yahoo Site, which are accessed by Users from any of the iPrint Links. iPrint reserves the right, in its sole discretion, to add, withdraw or substitute products offered on the iPrint Yahoo Site.

         "iPRINT SITE" shall mean iPrint's main Web site dedicated to the online sale of printing services located at http://www.iprint.com. iPrint Site shall not include any site developed by iPrint for any partner or affiliate.

         "iPRINT YAHOO SITE" shall mean one or more Web Pages residing on the World Wide Web, designed and hosted by iPrint for Yahoo Users, in accordance with iPrint's standard format for co-branded promotional Web sites. iPrint will update the iPrint Yahoo Site as soon as practicable following any updates to the iPrint Site relevant to Yahoo Users.

         "JUMP PAGE" shall mean a Page maintained on the Yahoo Properties created by Yahoo, and approved by iPrint (which approval shall not be unreasonably withheld), that, among other things (i) is the first Page a User sees when clicking on the iPrint Free Business Card Module, (ii) contains content describing the iPrint Free Business Card Promotion, (iii) contains disclaimer language advising the User that the User's email address will be transmitted to iPrint if the User continues, and (iv) contains a link permitting the User to navigate to the iPrint Business Card Design Studio Pages.

         "LAUNCH DATE" shall mean the launch date of the Yahoo Printing Center Site, which is currently anticipated to be April 15, 2000.

         "LINK" or "LINK" means a visible graphic or textual indication located within a Page which, when selected by a user's browser, directs the user's internet browser connection onward to a specified Page on the same or any other Web site via a URL (whether perceptible or not) and which establishes a direct connection between the browser and the new Page.

         "PAGE VIEW" means a request for a Page as measured by Yahoo's reporting systems.

         "PAGE" means any World Wide Web page (or, for online media other than Web sites, the equivalent unit of the relevant protocol).

         "TERM" means the period beginning on the Effective Date and continuing for a period of /***/ full calendar months from the Launch Date.

         "USER" shall mean a user of the Yahoo Properties.

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         "YAHOO BRAND FEATURES" means trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to its business.

         "YAHOO COMPETITOR" means a third party listed on EXHIBIT F hereto. Yahoo will have the right to update the list of Yahoo Competitors on EXHIBIT F /***/ with the written consent of iPrint, not to be unreasonably withheld; provided that, iPrint may honor any agreements with newly designated Yahoo Competitors entered into prior to such designation.

         "YAHOO MAIL PROPERTIES" shall mean those Yahoo Properties where Users have individual email accounts and may send and receive email messages, currently located at http://mail.yahoo.com. The parties expressly acknowledge that any Yahoo co-branded mail properties and/or Yahoo international properties are expressly not included within the definition of Yahoo Mail Properties (e.g. Yahoo email accounts through Bluelight.com or Yahoo email accounts through Yahoo's United Kingdom property having email addresses ending with "@yahoo.co.uk").

         "YAHOO MAIL REGISTRATION CONFIRMATION PAGE" shall mean that Page on the Yahoo Mail Properties that is part of the Yahoo Mail registration process and displayed after an individual User registers for an individual Yahoo Mail account for the first time. The Yahoo Mail Registration Confirmation Page shall be substantially similar to the example set forth on EXHIBIT D.

         "YAHOO MAIL WELCOME PAGE" shall mean that Page on the Yahoo Mail Properties that is displayed when a User first accesses his or her Yahoo Mail account. The Yahoo Mail Welcome Page shall be substantially similar to the example set forth on EXHIBIT G.

         "YAHOO MAIN SITE" shall mean Yahoo's principal U.S. targeted directory to the World Wide Web currently located at http://www.yahoo.com.

         "YAHOO PRINTING CENTER CATEGORY PAGES" means those category pages of the Yahoo Main Site identified on EXHIBIT H.

         "YAHOO PRINTING CENTER KEYWORDS" means those keywords set forth on
EXHIBIT I; provided that, Yahoo may substitute any such keyword for a comparable keyword in its reasonable discretion.

         "YAHOO PRINTING CENTER LINK" shall mean an advertising promotion that
(a) promotes the Yahoo Printing Center Site, (b) contains a text reference to the Yahoo Printing Center Site as determined by Yahoo in its sole discretion, and (c) permits Users to navigate directly to the Yahoo Printing Center Site. An example of the Yahoo Printing Center Link is set forth on EXHIBIT J.

         "YAHOO PRINTING CENTER PAGES" means (a) Yahoo Printing Center Category Pages and (b) Yahoo Printing Center Search Results Pages.

         "YAHOO PRINTING CENTER SITE" shall mean that Yahoo Property within the Yahoo Properties dedicated to printing services, which is tentatively scheduled to be located at http://smallbusiness.yahoo.com/smallbusiness/printing.

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         "YAHOO PROPERTIES" shall mean any Yahoo branded or co-branded media properties or services, including, without limitation, those Internet guides, developed in whole or in part by Yahoo or its Affiliates and which are displayed on or which transfer information to and/or from any electronic device now known or later developed including, without limitation, personal computers, cellular phones, personal digital assistants, and pagers. The parties acknowledge that this does not include the iPrint Yahoo Site.

         "YAHOO SMALL BUSINESS PROPERTY" shall mean that Yahoo Property dedicated to providing information and services to small business, currently located at http://smallbusiness.yahoo.com.

         "YAHOO PRINTING CENTER SEARCH RESULTS PAGES" means those pages displayed upon a User's search request on the Yahoo Main Site for a Yahoo Printing Center Keyword designated for that Yahoo Property. For clarity, a search conducted within other Yahoo Properties that include special subject matter based search engines (e.g., Yahoo Auctions, Yahoo Classifieds, Yahoo Clubs, Yahoo News, Yahoo Shopping, Yahoo Yellow Pages) shall not be considered a search of the Yahoo Main Site for purposes of this definition.

2.       YAHOO PRINTING CENTER SITE.

2.1 DEVELOPMENT OF YAHOO PRINTING CENTER SITE. Yahoo shall design and complete the Yahoo Printing Center Site. Yahoo shall have the sole responsibility for the design, layout, posting, data conversion and transfer, content and maintenance of the Yahoo Printing Center Site.

2.2 iPRINT BRAND REFERENCE AND CO-BRANDING OF PAGES. Starting on the Launch Date, Yahoo shall place the iPrint Brand Reference as a default on those Pages of the Yahoo Printing Center Site in which iPrint products and services are exclusively promoted and offered for sale. For purposes of clarification and without limitation, the iPrint Brand Reference shall not be displayed (a) on the /***/ of the Yahoo Printing Center Site, (b) on any Page in the Yahoo Printing Center Site /***/, or (c) on any /***/ directory Pages of the Yahoo Printing Center Site in which categories of products or services are identified. Yahoo agrees that it will not co-brand by placing a fixed logo of any iPrint Competitor as a default (a) on the front Page of the Yahoo Printing Center Site, (b) on those Pages in the Yahoo Printing Center Site in which the products or services of both iPrint and other third party vendors are offered for sale, or (c) on any top level directory Pages of the Yahoo Printing Center Site in which categories of products or services are identified. Notwithstanding the foregoing limitations, in no event shall Yahoo be precluded from (a) placing a /***/ of any third party as a default on any /***/ in which such third party's products and services are exclusively promoted and offered for sale or (b) selling any advertising or promotions (including, but not limited to, banners or modules) identifying or referencing any third parties (including iPrint Competitors) on /***/ of the Yahoo Printing Center Site.

2.3 iPRINT PRINTING CENTER LINKS. Starting on the Launch Date and throughout the Term, Yahoo shall place the iPrint Printing Center Links within the Yahoo Printing Center Site. The parties acknowledge that placement of the iPrint Printing Center Links within the


/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         Yahoo Printing Center Site shall be at Yahoo's sole discretion; provided, however, that /***/ of the iPrint Printing Center Links shall be placed no more than /***/ Pages from the /***/ page of the Yahoo Printing Center Site, and the iPrint Printing Center Links will appear substantially similar to the example in Exhibit E.

2.4 iPRINT CONTENT. iPrint may provide to Yahoo iPrint Content, from time to time. Yahoo may, at its sole discretion, include the iPrint Content in the Yahoo Printing Center Site.

2.5 iPRINT SERVICES OFFERED TO USERS. iPrint agrees to offer to Users substantially the same iPrint Services, using ordering process, delivery methods and customer service generally offered and delivered to its direct customers through the iPrint Site. iPrint reserves the right, at its sole discretion, to conduct special promotional offerings from time to time with third parties unrelated to Yahoo or this Agreement.

2.6 iPRINT PRICING. iPrint agrees that the pricing for the iPrint Services for Users shall be /***/ offered to other customers on iPrint's Site, with the exception of free offers that iPrint may market on the iPrint Site for first time customers and special promotions which iPrint, in its sole discretion, may run from time to time. Notwithstanding the foregoing, the parties may agree to offer special promotions and discounts (e.g. free offers) exclusively for Users of the Yahoo Printing Center Site.

3.       YAHOO MAIL PROMOTION.

3.1 iPRINT FREE BUSINESS CARD PROMOTION. Starting on the Launch Date and throughout the Term of this Agreement, Yahoo shall offer the iPrint Free Business Card Promotion to Users, by delivering the iPrint Free Business Card Module. iPrint reserves the right to reject orders that do not comply with the standard requirements that iPrint establishes for its products and this promotion.

3.2 iPRINT FREE BUSINESS CARD MODULE. Starting on the Launch Date, Yahoo shall deliver the iPrint Free Business Card Module on the Yahoo Mail Registration Confirmation Page until its /***/ obligations are met and the Term of this Agreement has expired.

3.3 iPRINT FULFILLMENT OF FREE BUSINESS CARDS. iPrint shall provide fulfillment for all qualified Users who request free business cards, at no charge to Yahoo or its Users, through the iPrint Free Business Card Promotion in the same manner as iPrint fulfills orders through the iPrint Site. Notwithstanding the foregoing, the parties agree that iPrint may charge Users for any reasonable shipping and handling costs associated with delivery or upgrades of the free business cards.


/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

4.       YAHOO PRINTING CENTER PROMOTION.

4.1 INSIDE YAHOO. Starting on the Launch Date, Yahoo shall display the Yahoo Printing Center Link in the /***/ section of the Yahoo Printing Center Pages until its /***/ obligations are met.

4.2 INSIDE YAHOO PROMOTIONS. iPrint will provide to Yahoo, on occasion, special promotions for Users to promote the Yahoo Printing Center Site (e.g. free address labels for Users). Yahoo agrees to use some of the special promotions by providing a textual reference to a "special promotion" (or such other general term determined by Yahoo) on some of the Yahoo Printing Center Links (which Yahoo Printing Center Links are being placed on the /***/ section of the Yahoo Printing Center Pages pursuant to section 4.1, and will link to the /***/ Page of the Yahoo Printing Center Site). Further, Yahoo agrees that when it uses the "special promotions" in accordance with the foregoing sentence, Yahoo shall include additional textual and/or graphic references on the /***/ Page of the Yahoo Printing Center Site which relate to the special promotions (or otherwise distinguish such materials as "special promotions"). Yahoo and iPrint will make commercially reasonable efforts to agree in good faith on a mutually acceptable manner in which to reference special promotions on the /***/ Page of the Yahoo Printing Center Site as set forth above in this Section. The parties acknowledge that: (a) the use of any particular special promotion by Yahoo shall be upon the mutual agreement of the parties; (b) Yahoo shall determine, at its sole discretion, the placement of the Yahoo Printing Center Links which will include references to "special promotions" (e.g. Yahoo can designate that all or only certain of the designated Yahoo Printing Center Keywords set forth in EXHIBIT I include the reference to "special promotions"); (c) Yahoo may alternate or change the placement of the Yahoo Printing Center Links which will include references to "special promotions" at its sole discretion; (d) Yahoo is not obligated to deliver any guaranteed minimum number of /***/ of the Yahoo Printing Center Links which include references to "special promotions;" and, (e) iPrint shall provide fulfillment for all qualified Users for any "special promotions" subject to iPrint's standard requirements.

4.3 YAHOO MAIL WELCOME PAGE. Starting on the Launch Date, Yahoo shall display the Yahoo Printing Center Link (which will permit Users to navigate to the Page on the Yahoo Printing Center Site where iPrint is offering free business cards) in the /***/ section of the Yahoo Mail Welcome Page continuously linked for a period of thirty (30) days following the Launch Date of the Yahoo Printing Center Site. The parties acknowledge that Yahoo does not guarantee any number of /***/ for the Yahoo Printing Center Link on the Yahoo Mail Welcome Page and that any /***/ achieved hereunder shall not count toward the Total Program Page Views set forth in Section 8.1 herein.

5.       YAHOO DELIVERS.

5.1 iPRINT EMAILS. Starting on the /***/ and during the Term, Yahoo will deliver /***/ iPrint Emails through the Yahoo! Delivers program /***/ throughout the Term of the Agreement on a mutually agreeable schedule. iPrint Emails shall be delivered only to those registered Users of Yahoo Mail that have indicated during the registration process for such service a willingness to receive promotional solicitations via Yahoo Mail

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         ("Yahoo Delivers Members"); and in accordance with Yahoo's privacy policy. The text of the iPrint Email shall be provided by iPrint, consistent with Yahoo's policies and guidelines for such messages including those set forth at http://docs.yahoo.com/docs/advertising/, and shall be subject to Yahoo's prior approval. The iPrint Email shall comply in all respects with Yahoo's standard guidelines for such promotions, which, together with the iPrint Email specifications set forth above, may be modified by Yahoo at its sole discretion.

6.       CUSTOMER COMMUNICATION AND MARKETING ACTIVITY.

6.1 All materials, information or communications sent to Users by iPrint shall be subject to Yahoo's prior approval, which shall not be unreasonably withheld; provided however, that materials, information or communications sent to Users who have opted-in on iPrint's Site to receive special promotions and information from iPrint need not be approved by Yahoo.

6.2 Yahoo and iPrint shall use the confirmation text emails to confirm the status of an order by the User originating from the iPrint Links or iPrint Emails, which confirmation text emails are attached hereto as EXHIBIT N. Emails will display the Yahoo name primarily, with a mutually agreed upon iPrint reference.

6.3 iPrint may include the same materials, information or promotions for iPrint Services in packages sent to Yahoo Users (whose orders originated from the iPrint Links or iPrint Emails) as it provides for orders through the iPrint Site; provided that, such materials, information or promotions do not promote any Yahoo Competitors. During the Term, Yahoo may insert a reasonable amount of information, promotions and other materials in packages sent to Yahoo Users (whose orders originated from iPrint Links or iPrint Emails) by iPrint; provided, however, that (a) Yahoo is responsible for any associated printing costs, (b) the information, promotions or materials inserted in such packages are not changed more than /***/ per year, (c) iPrint's existing processes are used, /***/ (f) Yahoo reimburses iPrint for any /***/ directly associated with the insertion of the information, promotions or other material, (g) iPrint's network of printers has the capability to include such insertions, and (h) Yahoo gives iPrint reasonable notice and lead time to include the materials. /***/.

6.4 When performing iPrint Services for Users, iPrint may engage in reasonable contact with Users solely to provide support and customer service.

7.       IMPLEMENTATION.

7.1 iPrint shall provide Yahoo no later than /***/ days after Yahoo's approval of the co-branded logo on the iPrint Yahoo Site, all URLs, URL formats (as applicable), content, and other materials (as set forth in EXHIBIT O) necessary for Yahoo to provide the iPrint Links and iPrint Emails (hereafter "Deliverables Due Date"). All content and material contained in the iPrint Links and iPrint Emails shall be subject to Yahoo's approval and must comply with all applicable federal, state and local laws, rules and regulations,

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         including, without limitation, consumer protection laws and rules and regulations governing product claims, truth in labeling, and false advertising.

7.2 Yahoo will be solely responsible for the user interface and placement of the iPrint Links. Yahoo reserves the right, at any time, to redesign or modify the organization, structure, specifications, "look and feel," navigation, guidelines and other elements of the iPrint Links and iPrint Emails. In the event such a modification materially and adversely affects any specific iPrint Link, Yahoo will provide iPrint, as its sole remedy, a comparable promotional placement on a Yahoo Property mutually agreed upon by the parties.

7.3 In no event shall any /***/ Pages on the iPrint Yahoo Site (as set forth in Section 7.4) and the /***/ Page on the iPrint Yahoo Site to which Users click-through from any iPrint Link or iPrint Email contain graphic or textual hyperlinks, banner advertisements or promotions of any Yahoo Competitor.

7.4 iPrint shall place a Yahoo graphic link or "back button" on those Pages of the iPrint Yahoo Site as mutually agreed upon between the parties. Such Yahoo graphic link and/or "back button" shall (a) be placed in a manner approved by Yahoo according to iPrint's standard templates, which approval shall not be unreasonably withheld, (b) contain the Yahoo Brand Features as provided by Yahoo and (c) directly link the User back to a Page designated by Yahoo on the Yahoo Properties. iPrint shall place a Yahoo logo on those Pages within the iPrint Yahoo Site. Such Yahoo logo shall (a) be placed in a manner according to iPrint's standard templates and approved by Yahoo, which approval shall not be unreasonably withheld, and (b) contain the Yahoo Brand Features as provided by Yahoo.

7.5 Yahoo hereby grants to iPrint a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo Brand Features solely in accordance with Section 7.4.

7.6 iPrint hereby grants to Yahoo a limited, non-exclusive, worldwide, fully paid license to use, reproduce and display the iPrint Brand Features supplied by iPrint solely for the purposes of creating and maintaining the iPrint Links and iPrint Emails as set forth herein. Yahoo may use, reproduce and display the iPrint Brand Features in connection with additional marketing and promotion of iPrint in the Yahoo Properties, only with the prior approval of iPrint. iPrint further grants to Yahoo a limited, non-exclusive, worldwide license to use, modify, reproduce, distribute, display and transmit the iPrint Content in electronic form in connection with Yahoo's inclusion of such content in the Yahoo Printing Center Site and to permit Users of the Yahoo Properties to download and print the iPrint Content for personal use; provided that Yahoo's license to modify the iPrint Content shall be limited to modifying the iPrint Content to fit the format and look and feel of the Yahoo Property. Any other modifications to the iPrint Content shall require the prior approval of iPrint.

7.7 The iPrint Yahoo Site shall each (i) handle /***/ simultaneous requests, and (ii) have a minimum /***/ uptime and maximum 1% downtime within any /***/ day period (except for Force Majeure events or planned downtime which may be required for system

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         enhancements, upgrades and preventative maintenance). iPrint will handle requests, data transfers and general order processing in the same manner it currently handles traffic to the iPrint Site. Among other things, iPrint will process payments, cancellations, and returns; and will provide customer service support directly to Yahoo Users for all inquiries regarding the products and services offered on the iPrint Yahoo Site. iPrint will offer Yahoo Users the same satisfaction guarantee it offers to customers who order through the iPrint Site. iPrint reserves the right to reject orders that do not comply with any requirements that iPrint periodically may establish. iPrint will be responsible for all aspects of order processing and fulfillment. iPrint will track sales made to customers who purchase products through the iPrint Yahoo Site. iPrint agrees to use best efforts to ensure that:
         /***/ of all customer care requests will receive responses within /***/ during the workweek period of Monday through Friday and phone support will be provided between the hours of 6am - 9pm PST. Without limitation, failure by iPrint to substantially meet any of these criteria for customer service will be a material breach of this Agreement.

8.       PAGE VIEWS.

8.1 Starting on the /***/ and during the Term, Yahoo will deliver /***/ over the Term a minimum of /***/ Page Views of the iPrint Free Business Card Module and Yahoo Printing Center Link ("Total Program Page Views"). During the Term of the Agreement, Yahoo shall use commercially reasonable efforts to deliver such Page Views as follows:

         (a) /***/     Page Views of the iPrint Free Business Card Module on the
                       Yahoo Mail Registration Confirmation Page

         (b) /***/     Page Views of Yahoo Printing Center Link in the Yahoo
                       Printing Center Pages

         Notwithstanding the foregoing and subject to Section 8.2, Yahoo shall not be in breach of this Agreement for its failure to distribute the Page Views exactly as set forth in Section 8.1(a) and 8.1(b) above, so long as (i) the Total Program Page View are met and (ii) Yahoo's delivers at least /***/ or more of the promised Page Views set forth in
         Section 8.1(a) (e.g. Yahoo is not in breach if it delivers /***/ Page Views of the iPrint Free Business Card Module and /***/ Page Views of the Yahoo Printing Center Link). The parties acknowledge that Yahoo does not guarantee any specific number of Page Views for the iPrint Brand Reference, iPrint Printing Center Links, and iPrint Content, and any Page Views achieved from such items shall not apply towards Total Program Page Views set forth above.

8.2 MAKE GOOD. In the event that Yahoo (a) fails to deliver the number of Page Views at the expiration of the Term or (b) any other failure, technical or otherwise, of an iPrint Link to appear as provided in the Agreement, Yahoo will "make good" the shortfall by extending its obligations in any of the areas of the Yahoo Properties set forth in Sections 2, 3 and 4 (or similar inventory) beyond the end of the Term until such Page View obligation is satisfied. Further, in the event that Yahoo fails to deliver the number of iPrint Emails referred to in
         Section 5 above, Yahoo will "make good" the shortfall by extending its


/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         obligations beyond the Term until such email obligation is satisfied. The provisions set forth in this Section set forth the entire liability of Yahoo, and iPrint's sole remedy, for Yahoo's breach of its Page View or email obligations. If any "make good" period extends further than /***/ past the Term of the Agreement, iPrint shall have the option to terminate this Agreement and recover a pro-rated portion of its payments hereunder.

8.3 iPRINT FAILURE TO START PROGRAM. In the event that iPrint fails to (a) provide Yahoo with all URLs, URL formats (as applicable), content, artwork and other materials necessary for Yahoo to provide the iPrint Links or iPrint Emails by the Deliverables Due Date (as defined in Section 7.1), or (b) design and operate the iPrint Yahoo Site in accordance with Section 7.7, then (x) the Total Program Page Views set forth in Section 8.1 and the iPrint Emails to be delivered in Section 5 shall both be reduced on a /***/ basis until iPrint remedies such failure (e.g., if Yahoo committed to deliver /***/ Page Views over a /***/ period and iPrint provided Yahoo with the iPrint URL and content /***/ after the Deliverables Due Date, then Yahoo's Page View obligation would be reduced by /***/ Page Views) and (y) a pro-rated portion of the payments made or due hereunder will be converted to a non-refundable, non-creditable holding fee for making the applicable advertising inventory available to iPrint.

8.4 CALCULATION OF PAGE VIEWS. Calculations of Page Views delivered under this Agreement shall be measured by Yahoo's advertising reporting system. Online reports of Page Views are audited by the Audit Bureau of Circulations (ABC Interactive). Ernst & Young, LLP has reviewed and examined the effectiveness Yahoo's controls over its advertising measurement and reporting functions and the use of standard methodologies and metrics as defined by the Internet Advertising Bureau
         (IAB).

8.5 MEETINGS AND AUDITS. The parties shall each designate a person responsible for the performance of that party's obligations under this Agreement (hereafter "Designated Individual"). Such Designated Individuals shall respond to problem calls in a timely manner. The Designated Individuals will participate in regular communication throughout the Term of this Agreement to assess the progress of this promotion. Each party shall provide the other with an emergency contact number (e.g. pager number). In the event either party reasonably believes that the other party's Designated Individual is not being reasonably responsive, the parties shall immediately set up a meeting to resolve such issues which will include the managers of the Designated Individuals. Yahoo will provide iPrint with Web based access to its Page View tracking database for instant monitoring.

9.       COMPENSATION.

9.1 iPrint will pay Yahoo a non-refundable, non-creditable fee of eight million dollars ($8,000,000) (the "Fee") payable in accordance with the schedule set forth below. /***/ of the first payment is designated as a non-refundable and non-creditable set up fee for design, setup and development of the iPrint Links and iPrint Emails.

         PAYMENT                    DATE
         $/***/                     /***/

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         Notwithstanding the foregoing payment schedule, in no event shall iPrint be obligated to make the 2nd through 6th payments prior to /***/.

9.2 WARRANT. Upon execution of this Agreement, iPrint will issue the warrants to Yahoo in the forms attached hereto as EXHIBIT K.

9.3 PAYMENT INFORMATION. Except as otherwise provided herein, all payments, including the equity consideration, herein are non-refundable and non-creditable and shall be made by iPrint via wire transfer into Yahoo's main account pursuant to the following wire transfer instructions:

         Institution Name:                  /***/
         Institution Address:               /***/
         ABA:                               /***/
         Beneficiary Name:                  /***/
         Beneficiary Account Number:        /***/

9.4 LATE PAYMENTS. Any portion of the above payments which has not been paid to Yahoo within /***/ days of the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by iPrint to make the payments specified in Sections 9.1, and
         9.2 on the dates set forth therein shall constitute a material breach of this Agreement.

9.5 PAYMENTS UPON TERMINATION. If either party terminates this Agreement pursuant to Section 10.2, iPrint will no longer be responsible for future payments hereunder. In addition, if either party terminates this Agreement pursuant to Section 10.2, Yahoo will refund a pro-rated (calculated over the Term of the Agreement) portion of such payment.

10.      TERMINATION.

10.1 TERM. This Agreement shall commence upon the Effective Date and, unless otherwise terminated as provided herein, shall remain in effect for the Term.

10.2 TERMINATION BY EITHER PARTY WITH CAUSE. This Agreement may be terminated at any time by either party: (i) immediately upon written notice if the other party: (a) becomes insolvent; (b) files a petition in bankruptcy; or (c) makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (ten (10) days in the case of a failure to pay), which breach is not remedied within such notice period. In the event that Yahoo provides a notice of termination under clause (ii) above (except in the case of failure to make a timely payment), Yahoo shall have the right to suspend performance under Sections 2, 3, 4 and 5 of this Agreement for the notice period unless and until the breach is fully remedied by iPrint prior to the expiration of the notice period.

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

10.3 SURVIVAL. The provisions of Sections 1, 8.2, 10.3, and 11 through 16 shall survive expiration or termination of this Agreement.

11.      LIMITED EXCLUSIVITY AND RIGHT OF FIRST PRESENTATION.

11.1 LIMITED EXCLUSIVITY. During the Term, Yahoo shall not /***/. Subject to the foregoing, Yahoo shall not be precluded from placing banners, buttons, modules or any other advertising of any entity (including Yahoo or iPrint Competitors) on the Yahoo Mail Registration Confirmation Page or any Page in any Yahoo Property.

11.2 RIGHT OF FIRST PRESENTATION - NEW FUNCTIONALITY. In the event that Yahoo, in its sole discretion, elects to add new functionality related to the offering of printing services or products to the Yahoo Printing Center Site after the Effective Date, Yahoo will provide prior notice to iPrint. The parties acknowledge that /***/ shall not be deemed to be considered new functionality. Such notice shall describe such new functionality in reasonable detail and Yahoo's reasonable business requirements for the noticed opportunity. Yahoo /***/ to any third party (including an iPrint Competitor) if iPrint /***/.

11.3 RIGHT OF FIRST PRESENTATION - FREE BUSINESS CARD MODULE. In the event that Yahoo, in its sole discretion, elects to extend the promotional opportunity /***/, Yahoo will provide written notice to iPrint at least /***/ days prior to the expiration of the Term. Such notice shall describe Yahoo's reasonable business requirements for such extension. Yahoo may offer the opportunity to any third party (including an iPrint Competitor) if /***/.

11.4 RIGHT OF FIRST PRESENTATION - BANNER ADS - /***/ CHARTER SPONSORSHIP. iPrint shall have the option of purchasing /***/ banner advertisements on (a) the /***/ of the Yahoo Printing Center Site and (b) the /***/ of the Yahoo Printing Center Site /***/ (hereafter, the Pages identified in 11.4(a) and 11.4(b) will be collectively referred to as "11.4 Banner Ad Pages") at the charter sponsorship rate of $/***/ for the first /***/ after /***/. Yahoo /***/ to any third party (including an iPrint Competitor) if iPrint /***/.

11.5 RIGHT OF FIRST PRESENTATION - BANNER ADS - EXPIRATION OF /***/ CHARTER SPONSORSHIP. If iPrint accepts the opportunity identified in Section
         11.4 and if Yahoo elects to continue to offer for sale banner advertisements on the 11.4 Banner Ad Pages, Yahoo will provide notice to iPrint at least /***/ days before the expiration of the /***/ charter sponsorship program identified in Section 11.4. Such notice shall describe Yahoo's reasonable business requirements for the purchase of /***/ banner advertisements on the 11.4 Banner Ad Pages, which in no event shall be offered /***/. Yahoo /***/ to any third party (including an iPrint Competitor) if /***/.

12.      CONFIDENTIAL INFORMATION AND PUBLICITY.

12.1 TERMS AND CONDITIONS. The terms and conditions of this Agreement shall be considered confidential and shall not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. Neither party shall make any public announcement regarding the existence of this Agreement without the other

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         party's prior written approval and consent. If this Agreement or any of its terms must be disclosed under any law, rule or regulation, the disclosing party shall give written notice of the intended disclosure to the other party promptly upon receipt of the notice to disclose and within a reasonable time prior to any compelled disclosure under any law, rule or regulation.

12.2 PUBLICITY. Any and all publicity relating to this Agreement and subsequent transactions between Yahoo and iPrint and the method of its release shall be approved in advance of the release in writing by both Yahoo and iPrint. Yahoo agrees that it will issue a press release announcing the Yahoo Printing Center Site (subject to the successful launch of the Yahoo Printing Center Site) which includes a reference to iPrint as the only current member of the Yahoo Printing Center Site.

12.3 USER DATA. All information and data provided to Yahoo by Users of the Yahoo Properties or otherwise collected by Yahoo relating to User activity on the Yahoo Properties shall be retained by and owned solely by Yahoo ("Yahoo User Data"). All information and data provided to iPrint through the iPrint Yahoo Site, iPrint Site or otherwise collected by iPrint relating to User activity on such Web sites shall be retained by and owned solely by iPrint ("iPrint User Data"; collectively iPrint User Data and Yahoo User Data shall be referred to as "User Data"). Subject to the terms of this Agreement, Yahoo agrees to grant a non-exclusive license to iPrint to the User's email address solely for the limited purpose of providing the iPrint Free Business Card Promotion contemplated under Section 3 of this Agreement (hereafter "Licensed User Data"). iPrint agrees that such license to the Licensed User Data shall expire at the end of the Term, or upon iPrint's breach of any of the provisions of the Agreement. Upon expiration of the license, iPrint agrees not to use the Licensed User Data for any purpose and to remove all copies of the Licensed User Data from its databases and records, except to the extent necessary for archival purposes, in connection with any sales transactions, or if obtained by iPrint from the User independently. Each party agrees to use User Data only as authorized by the User and shall not disclose, sell, license or otherwise transfer any such User Data to any third party or use the User Data for the transmission of "junk mail," "spam," or any other unsolicited mass distribution of information. If any User requests, or if Yahoo requests on behalf of any User, that iPrint remove all personally identifiable information relating to such User from iPrint's database and other records, then iPrint shall promptly remove such personally identifiable information from its database and other records. In the event that Yahoo requests on behalf of any User that iPrint remove all personally identifiable information, Yahoo shall provide iPrint with a copy of any writing from the User to Yahoo requesting the removal of such information, to the extent such writing exists.

12.4 PRIVACY OF USER INFORMATION. Both parties shall ensure that all information provided by Users pursuant to this Agreement is maintained, accessed and transmitted in a secure environment and in compliance with industry standard security specifications. iPrint shall provide a link to its Terms and Conditions including its policy regarding the protection of User data on those pages of an iPrint Site or iPrint Yahoo Site where the User is requested to provide personal or financial information. Further, on any Page on the iPrint Site or iPrint Yahoo Site which is co-branded with the Yahoo Brand Reference,

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         iPrint agrees to provide the following language (or other language agreed upon by the parties): "The information collected on this page is collected by iPrint and is not collected or used by Yahoo! in any way. Please read iPrint's privacy policy (link) for more information about your privacy." iPrint represents and warrants that it will not engage in any conduct that would cause Yahoo to violate the FTC Order. iPrint agrees to cooperate fully with Yahoo, and follow and comply with all reasonable instructions and directions of Yahoo to ensure Yahoo's compliance with the FTC Order. Yahoo represents and warrants to iPrint that Yahoo will not engage in any activities that violate the FTC Order.

12.5 NONDISCLOSURE AGREEMENT. Yahoo and iPrint acknowledge and agree that the terms of the Mutual Nondisclosure Agreement attached as EXHIBIT L shall be incorporated by reference and made a part of this Agreement, and shall govern the use and disclosure of confidential information and all discussions pertaining to or leading to this Agreement and the relationship between the parties.

13.      INDEMNIFICATION.

13.1 iPrint, at its own expense, will indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and affiliates from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any action, suit, proceeding or investigation, to the extent the same is caused by, relates to, based upon, arises out of or in connection with: (i) the iPrint Brand Features, the iPrint Links, the iPrint Content, the iPrint Emails, the free business card promotion, or any material, product or service produced, distributed, offered or provided on the iPrint Site or iPrint Yahoo Site, including, without limitation, any material presented on any site on the Internet produced, maintained, or published by iPrint, infringing in any manner any Intellectual Property Right of any third party or containing any material or information that is obscene, defamatory, libelous, slanderous, that violates any law or regulation, is negligently performed, or otherwise violates any person's right of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract injury, damage or harm to any person or entity, or (ii) any breach by iPrint of the representations, warranties or agreements made by it in Section 12.4; provided, however, that in any such case: (a) Yahoo provides iPrint with prompt written notice of any such claim, (b)Yahoo permits iPrint to assume and control the defense of such action, with counsel chosen by iPrint (who shall be reasonably acceptable to Yahoo), and (c) Yahoo provides reasonable assistance in the defense so long as iPrint agrees to pay Yahoo's /***/ expenses, /***/. iPrint will not enter into any settlement or compromise of all or any part of such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. Subject to Section 13.1(c), iPrint will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding.

13.2 Yahoo, at its own expense, will indemnify, defend and hold harmless iPrint, its employees, representatives and agents for all losses, expenses, claims, suits actions or

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         other proceedings based on or arising from a claim any Yahoo trademark, service mark or other Yahoo Brand Feature infringes in any manner any Intellectual Property Right of any third party; provided, however, that in any such case: (a) iPrint provides Yahoo with prompt written notice of any such claim; and, (b) iPrint permits Yahoo to assume and control the defense of such action, with counsel chosen by Yahoo (who shall be reasonably acceptable to iPrint), and (c) iPrint provides reasonable assistance in the defense so long as Yahoo agrees to pay iPrint's /***/ expenses, /***/. Yahoo will not enter into any settlement or compromise of all or any part of such claim without iPrint's prior written consent, which consent shall not be unreasonably withheld. Subject to
         Section 13.2(c), Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by iPrint in connection with or arising from any claim, suit, action or proceeding for which Yahoo is required to indemnify iPrint under this Section.

14.      LIMITATION OF LIABILITY.

14.1 EXCEPT WITH RESPECT TO SECTION 13, UNDER NO CIRCUMSTANCES SHALL iPRINT OR YAHOO BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

14.2 EXCEPT WITH RESPECT TO EACH PARTY'S OBLIGATIONS UNDER SECTION 13, THE LIABILITY OF EACH PARTY TO THE OTHER UNDER THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL PAYMENTS DUE UNDER THIS AGREEMENT.

15.      INSURANCE.

         Each party agrees that it will maintain insurance with a carrier generally accepted in the industry and with coverage for commercial general liability and errors and omissions of at least /***/ dollars ($/***/) per occurrence.

16.      GENERAL PROVISIONS.

16.1 INDEPENDENT CONTRACTORS. It is the intention of Yahoo and iPrint that Yahoo and iPrint are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and iPrint.

16.2 ENTIRE AGREEMENT. This Agreement, together with all Exhibits, represents the entire agreement between Yahoo and iPrint with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written.

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

16.3 AMENDMENT AND WAIVER. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

16.4 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof. Any claims or litigation arising under this Agreement will be brought solely in the federal courts in the Northern District of California or the state courts in the County of Santa Clara, California, and the parties consent to the jurisdiction of such courts.

16.5 SUCCESSORS AND ASSIGNS. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of a party to this Agreement; provided that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

16.6 FORCE MAJEURE. Neither party shall be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to acts of God, fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, failure of suppliers to perform, riot, terrorist attack (including hacker attacks that could not be reasonably anticipated or protected against), insurrection, damage, destruction or any other similar cause beyond the control of such party.

16.7 NOTICES. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by facsimile or electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301 Attention: Senior Director, Business Development (e-mail:
         /***/), with a copy to its General Counsel (e-mail: /***/), and if to iPrint at 1450 Oddstad Drive, Redwood City, California 94063, Fax (650) 364-7724, Attention: General Counsel, with a copy to Mark Radcliffe, Gray Cary Ware Friedenrich, 400 Hamilton Avenue, Palo Alto, California 94301, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

16.8 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such provision shall, if possible, be "blue penciled" so that it is valid, legal enforceable and conforms as closely as possible to the original intent of

/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

         the parties. If this is not possible, such provision shall be severed from the Agreement and, provided that such severance does not deprive a party of a material benefit of this Agreement, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16.9 SOLE RESPONSIBILITY. iPrint will remain solely responsible for the operation of the iPrint Site and iPrint Yahoo Site, and Yahoo will remain solely responsible for the operation of the Yahoo Main Site. Each party: (a) acknowledges that the iPrint Site, iPrint Yahoo Site and the Yahoo Main Site may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

16.10 COUNTERPARTS. This Agreement may be executed in two counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

16.11 AUTHORITY. Each of Yahoo and iPrint represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.


         This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                                   iPRINT.COM, INC.

By:  /s/ Anil Sinah                           By:  /s/ James P. McCormick
     -------------------------                     ------------------------

Name: Anil Sinah                              Name: James P. McCormick
     ------------------------                      ------------------------
Title: SUP                                    Title: COO
      -----------------------                       -----------------------

Attn: Chief Sales and Marketing Officer       Attn: General Counsel
3420 Central Expressway                       1450 Oddstad Dr.
Santa Clara, CA 95051                         Redwood City, CA 94063
Tel.:  (408) 731-3300
Fax:  (408) 731-3302                          Tel:
e-mail:  /***/                                Fax:


/***/ Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.